Exhibit 10.1

Amendment Of 2010 Stock Incentive Plan

of

Ante5, Inc., A Delaware Corporation

The 2010 Stock Incentive Plan (the “Plan”) of Ante5, Inc., a Delaware corporation (the “Company”), is hereby amended as follows:

1.	Section 5.1 of the Plan is hereby amended and restated to provide as follows:

“Number of Shares.  Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 6,000,000 shares of Common Stock.  Shares of Common Stock that are issued under the Plan or are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  In addition, on each anniversary of June 10, 2010 (the “Effective Date”) on or before the fifth anniversary of the Effective Date, commencing on June 10, 2011, the aggregate number of shares of the Company’s Common Stock reserved for issuance under this Plan shall be increased automatically by the lesser of: (a) a number of shares equal to five percent (5%) of the total number of remaining authorized shares on the immediately preceding December 31st; (b) 300,000 shares; or (c) such lesser number of shares as the Board of Directors, in its sole discretion, determines.  These limits on the number of shares subject to the share reserve shall be subject to adjustment under Section 10.6 of the Plan.  Notwithstanding the foregoing, no person shall receive grants of Incentives under the Plan that exceed 1,000,000 shares during any one fiscal year of the Company.”

2.	Section 6.2 of the Plan is hereby amended and restated to provide as follows:

“Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6.  The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

3.
The terms used in this Amendment have the meanings ascribed to them in the Plan unless otherwise defined in this Amendment.  The Plan remains in full force and effect without modification, except as modified by this Amendment.

IN WITNESS WHEREOF, this Amendment to the 2010 Stock Incentive Plan for Ante5, Inc., a Delaware corporation, is effective this 22nd day of February 2011.

By:
Joshua Wert, Secretary